UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2015 (December 30, 2014)

ARC Realty Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55188	46-1406086
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2014, ARC Realty Finance Trust, Inc. (the “Company”) entered into an indemnification agreement (the “Indemnification Agreement”) with certain current and former directors, officers and service providers of the Company. The Company also expects to enter into a similar indemnification agreement with its future directors and officers.

The indemnitees party to the Indemnification Agreement are William M. Kahane, Dr. Robert J. Froehlich, Elizabeth K. Tuppeny, Peter M. Budko, Donald MacKinnon, Andrew Winer, Nicholas Radesca, Boris Korotkin, Nicholas S. Schorsch, ARC Realty Finance Advisors, LLC (the “Advisor”), AR Capital, LLC and RCS Capital Corporation (each, an “Indemnitee”). The Indemnification Agreement provides that the Company will indemnify each Indemnitee, to the fullest extent permitted by Maryland law and the Company’s Articles of Amendment and Restatement (the “Charter”) and subject to the limitations set forth in the Indemnification Agreement, from and against all judgments, penalties, fines and amounts paid in settlement and expenses reasonably incurred by such Indemnitee that may result or arise in connection with such Indemnitee serving in his or her capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. The Indemnification Agreement further provides that, subject to the limitations set forth in the Indemnification Agreement, the Company will, without requiring a preliminary determination of each Indemnitee’s ultimate entitlement of indemnification under the Indemnification Agreement, advance all reasonable expenses to each Indemnitee incurred by or on behalf of such Indemnitee in connection with any proceeding the Indemnitee is or is threatened to be made a party to.

The Indemnification Agreement provides that each Indemnitee is entitled to indemnification unless it is established by clear and convincing evidence that (a) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that his or her conduct was unlawful. The Indemnification Agreement further limits each Indemnitee’s entitlement to indemnification in cases where (a) the Indemnitee’s gross negligence or willful misconduct (if the Indemnitee is an independent director of the Company) or negligence or misconduct (if the Indemnitee is not an independent director of the Company) caused loss or liability to the Company, (b) loss or liability arose from an alleged violation of federal or state securities laws unless certain conditions were met, (c) the proceeding was one by or in the right of the Company and the Indemnitee was adjudged to be liable to the Company, (d) the Indemnitee was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to the Indemnitee or (e) the proceeding was brought by the Indemnitee, except in certain circumstances.

The Indemnification Agreement also provides that, except for a proceeding brought by the Indemnitee, the Company has the right to defend the Indemnitee in any proceeding which may give rise to indemnification under the Indemnification Agreement. The Indemnification Agreement grants each Indemnitee the right to separate counsel in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of the Indemnitee in a timely manner. The Indemnification Agreement further provides that the Company will use its reasonable best efforts to acquire directors and officers liability insurance covering each Indemnitee or any claim made against each Indemnitee by reason of his or her service to the Company.

In addition, the information required by Item 1.01 related to the Amended and Restated Agreement of Limited Partnership of ARC Realty Finance Operating Partnership, L.P. is included in Item 8.01 and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by Item 3.02 is included in Item 5.03 and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2014, the Company filed with the Maryland State Department of Assessments and Taxation articles supplementary (the “Articles Supplementary”) to the Charter that reclassified 1,000 authorized but unissued shares of common stock of the Company (the “Common Shares”) as shares of convertible stock (the “Convertible Shares”) and set the terms of the Convertible Shares. Except as otherwise detailed in the Articles Supplementary, the Convertible Shares are non-voting and holders of the Convertible Shares are not entitled to receive dividends or other distributions. The Convertible Shares will automatically convert to Common Shares upon the occurrence of the first to occur of any of the Triggering Events (as defined below). In general, but with exceptions, the Convertible Shares will convert into a number of Common Shares equal to 1/1000 of the quotient of (i) the conversion product (as defined in the Articles Supplementary) divided by (ii) the quotient of the enterprise value (also as defined in the Articles Supplementary) divided by the number of outstanding Common Shares (on an as-converted basis) on the date of the Triggering Event. The Company issued 1,000 Convertible Shares to the Advisor for $1.00 per share.

The foregoing summary of the Articles Supplementary does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary, a copy of which is attached as Exhibit 3.1.

Item 8.01 Other Events.

Change to the Structure of the Incentive Compensation to Generate Tax Savings for the Company

The Company changed the structure of its incentive compensation in order to eliminate the susceptibility of ARC Realty Finance Operating Partnership, L.P., the Company’s operating partnership (the “Operating Partnership”), to certain taxes and, therefore, benefit the Company’s stockholders. While the transactions described herein reflect a change to the structure of the incentive compensation payable to the Company’s sponsor, American Realty Capital VIII, LLC, or certain of its subsidiaries (the “Sponsor”), the transactions are not expected to change the amount of compensation payable to the Sponsor, and therefore, will have no economic impact to the Company’s stockholders other than the tax savings that will result from the restructuring. As described herein, compensation to the Sponsor will continue to be subject to various performance metrics to maintain the alignment of the interests of the Sponsor and the Company’s stockholders.

On December 31, 2014, the Operating Partnership redeemed all of the special limited partnership interests (the “Special Limited Partner Interests”) held by ARC Realty Finance Special Limited Partnership, LLC (the “Special Limited Partner”), an affiliate of the Sponsor and the Advisor, for no consideration. The Special Limited Partner Interests previously entitled the Special Limited Partner to receive subordinated distributions in connection with the following events (each, a “Triggering Event”): (i) the sale disposition, maturity, prepayment or settlement of any investment after the Company has paid total distributions on the then-outstanding Common Shares in an amount equal to or in excess of the sum of the invested capital (as defined in the Charter) plus an aggregate 6.0% cumulative, pre-tax, non-compounded, annual return on such invested capital, (ii) a listing of the Common Shares on a national securities exchange and (iii) the termination of the advisory agreement by and among the Company, the Operating Partnership and the Advisor under certain circumstances. In addition, the Special Limited Partner transferred all of its common limited partnership interests (the “Common Limited Partner Interests”) in the Operating Partnership to ARC Realty Finance Trust LP, LLC (“ARC LP”), a new wholly-owned subsidiary of the Company, for $2,020. As a result of these transactions, the Operating Partnership will no longer be recognized as a partnership for tax purposes.

The Company and ARC LP entered into that certain Amended and Restated Agreement of Limited Partnership of ARC Realty Finance Operating Partnership, L.P., filed herewith as Exhibit 4.1, which reflects the redemption of the Special Limited Partner Interests and the assignment of the Common Limited Partner Interests.

Extension of the Initial Public Offering

On January 5, 2015, the Company’s board of directors approved the extension of the Company’s initial public offering (the “IPO”) to February 12, 2016, as provided in the Company’s prospectus dated April 22, 2014 (the “Prospectus”), provided that the IPO will be terminated if all 80.0 million shares of the Company’s common stock offered under the Prospectus are sold before such date (subject to the Company’s right to reallocate shares offered pursuant to its distribution reinvestment plan for sale in the primary offering).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Articles Supplementary of ARC Realty Finance Trust, Inc., dated as of December 30, 2014.
4.1	Amended and Restated Agreement of Limited Partnership of ARC Realty Finance Operating Partnership, L.P., dated as of December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC REALTY FINANCE TRUST, INC.

Date: January 6, 2015	By:	/s/ Peter M. Budko
Peter M. Budko
Chief Executive Officer